EXHIBIT 99.1

News Release

For Immediate Release	Contact: W. Mark Tatterson

July 25, 2019	Chief Financial Officer

(800) 445-1347 ext. 8716

United Bankshares, Inc. Announces Record Earnings

for the Second Quarter and First Half of 2019

WASHINGTON, D.C. and CHARLESTON, WV-- United Bankshares, Inc. (NASDAQ: UBSI), today reported record earnings for the second quarter and the first half of 2019. Earnings for the second quarter of 2019 were a record $67.2 million as compared to earnings of $66.3 million for the second quarter of 2018. Diluted earnings per share were $0.66 for the second quarter of 2019 as compared to diluted earnings per share of $0.63 for the second quarter of 2018. Earnings for the first half of 2019 were a record $130.8 million as compared to earnings of $128.0 million for the first half of 2018. Diluted earnings per share were $1.28 for the first half of 2019 as compared to diluted earnings per share of $1.22 for the first half of 2018.

Second quarter of 2019 results produced an annualized return on average assets of 1.38%, an annualized return on average equity of 8.12% and an annualized return on average tangible equity of 14.90%, respectively. For the first half of 2019, United’s annualized return on average assets was 1.36% while the annualized return on average equity was 8.00% and the annualized return on average tangible equity was 14.78%. United’s annualized returns on average assets, average equity and average tangible equity were 1.42%, 8.11% and 15.14%, respectively, for the second quarter of 2018 while the annualized returns on average assets, average equity and average tangible equity were 1.39%, 7.88% and 14.72%, respectively, for the first half of 2018.

“We are pleased to report a continuation of strong financial performance as we announce record earnings for the second quarter and first half of 2019,” stated Richard M. Adams, United’s Chairman and Chief Executive Officer.

Net interest income for the second quarter of 2019 was $150.6 million, which was relatively flat from the second quarter of 2018, increasing $1.4 million or less than 1%. The $1.4 million increase in net interest income occurred because total interest income increased $21.2 million while total interest expense increased $19.8 million from the second quarter of 2018. Tax-equivalent net interest income, which adjusts for the tax-favored status of income from certain loans and investments, for the second quarter of 2019 was $151.5 million, which was relatively flat from the second quarter of 2018, increasing $1.3 million or less than 1% due mainly to an increase in average earning assets mostly offset by an increase in the average cost of funds. Average earning assets for the second quarter of 2019 increased $785.8 million or 5% from the second quarter of 2018 due mainly to increases of $341.4 million or 3% in average net loans, $323.0 million or 14% in average investment securities and $121.3 million or 19% in average short-term investments. In addition, the average yield on earning assets for the second quarter of 2019 increased 30 basis points from the second quarter of 2018 due to higher market rates and an increase of $2.4 million in loan accretion on acquired loans. Loan accretion on acquired loans was $14.5 million and $12.1 million for the second quarter of 2019 and 2018, respectively.

United Bankshares, Inc. Announces...

July 25, 2019

Page Two

Mostly offsetting these increases to tax-equivalent net interest income for the second quarter of 2019 was an increase of 61 basis points in the average cost of funds as compared to the second quarter of 2018 due to higher market interest rates. The net interest margin of 3.53% for the second quarter of 2019 was a decrease of 14 basis points from the net interest margin of 3.67% for the second quarter of 2018.

Net interest income for the first half of 2019 was $294.7 million, which was relatively flat from the first half of 2018, increasing $1.6 million or less than 1%. The $1.6 million increase in net interest income occurred because total interest income increased $43.2 million while total interest expense increased $41.6 million from the first half of 2018. Tax-equivalent net interest income, which adjusts for the tax-favored status of income from certain loans and investments, for the first half of 2019 was $296.7 million, which was relatively flat from the first half of 2018, increasing $1.3 million or less than 1% due mainly to an increase in average earning assets mostly offset by an increase in the average cost of funds. Average earning assets for the first half of 2019 increased $726.8 million or 4% from the first half of 2018 due mainly to increases of $439.4 million or 3% in average net loans and $346.1 million or 15% in average investment securities. Average short-term investments decreased $58.7 million or 7%. In addition, the average yield on earning assets for the first half of 2019 increased 32 basis points from the first half of 2018 due to higher market rates. Mostly offsetting these increases to tax-equivalent net interest income for the first half of 2019 was an increase of 67 basis points in the average cost of funds as compared to the first half of 2018 due to higher market interest rates. Loan accretion on acquired loans was $23.0 million and $22.8 million for the first half of 2019 and 2018, respectively, increasing $173 thousand or less than 1%. The net interest margin of 3.50% for the first half of 2019 was a decrease of 14 basis points from the net interest margin of 3.64% for the first half of 2018.

On a linked-quarter basis, net interest income for the second quarter of 2019 increased $6.4 million or 4% from the first quarter of 2019. The $6.4 million increase in net interest income occurred because total interest income increased $10.1 million while total interest expense only increased $3.7 million from the first quarter of 2019. United’s tax-equivalent net interest income for the second quarter of 2019 increased $6.4 million or 4% from the first quarter of 2019 as well due to an increase in the yield on average earning assets. The average yield on earning assets for the second quarter of 2019 increased 13 basis points from the first quarter of 2019 due to an increase of $6.0 million in loan accretion on acquired loans. Loan accretion on acquired loans was $14.5 million and $8.5 million for the second quarter and first quarter of 2019, respectively. In addition, average earning assets for the second quarter of 2019 increased $274.7 million or 2% as compared to the first quarter of 2019 as average net loans increased $176.5 million or 1%, average investment securities increased $66.5 million or 3% and average short-term investments increased $31.7 million or 4% for the linked quarter. Partially offsetting the increases to tax-equivalent net interest income for the second quarter of 2019 was an increase of 8 basis points in the average cost of funds as compared to the first quarter of 2019 due to higher market interest rates. The net interest margin of 3.53% for the second quarter of 2019 increased 7 basis points from the net interest margin of 3.46% for the first quarter of 2019.

For the quarters ended June 30, 2019 and 2018, the provision for loan losses was $5.4 million and $6.2 million, respectively, while the provision for the first six months of 2019 was $10.4 million as compared to $11.4 million for the first six months of 2018. Net charge-offs were $5.9 million and $5.7 million for the second quarter of 2019 and 2018, respectively. Net charge-offs were $10.7 million and $10.9 million for the first half of 2019 and 2018, respectively. Annualized net charge-offs as a percentage of average loans was 0.17% and 0.16%

United Bankshares, Inc. Announces...

July 25, 2019

Page Three

for the second quarter and first half of 2019, respectively. On a linked-quarter basis, the provision for loan losses increased $421 thousand while net charge-offs increased $1.1 million from the first quarter of 2019.

Noninterest income for the second quarter of 2019 was $39.8 million, which was an increase of $3.8 million or 11% from the second quarter of 2018. The increase was due mainly to an increase of $3.0 million in income from mortgage banking activities due to increased production and sales of mortgage loans in the secondary market by United’s mortgage banking subsidiary, George Mason Mortgage, LLC (George Mason). In addition, fees from brokerage services increased $813 thousand due to increased volume.

Noninterest income for the first half of 2019 was $71.0 million, which was an increase of $3.8 million or 6% from the first half of 2018. The increase was due mainly to an increase of $2.1 million in income from mortgage banking activities due mainly to a change in fair value of $4.3 million on George Mason’s interest rate lock commitments due to a higher locked pipeline. In addition, fees from brokerage services increased $1.1 million due to increased volume and income from bank-owned life insurance increased $628 thousand due to the recognition of $600 thousand in death benefits for the first half of 2019.

On a linked-quarter basis, noninterest income for the second quarter of 2019 increased $8.6 million or 27% from the first quarter of 2019 due mainly to an increase of $8.0 million in income from mortgage banking activities. The increase was due mainly to increased production and sales of mortgage loans in the secondary market by George Mason.

Noninterest expense for the second quarter of 2019 was $100.2 million, an increase of $6.8 million or 7% from the second quarter of 2018 due mainly to penalties of $5.1 million to prepay long-term Federal Home Loan Bank (FHLB) advances. In addition, employee compensation increased $1.2 million due mainly to an increase in employee incentives while other expense also increased $1.2 million due to an increase of $858 thousand on the write-off of income tax credits. Partially offsetting these increases was a decrease of $720 thousand in employee benefits due to a decline in pension expense.

Noninterest expense for the first half of 2019 was $189.6 million, an increase of $5.8 million or 3% from the first half of 2018 due mainly to the previously mentioned prepayment penalties on FHLB advances of $5.1 million. In addition, Federal Deposit Insurance Corporation (FDIC) insurance expense increased $1.9 million due to United Bank becoming a large institution and subject to increased assessment rates and other expense increased $1.7 million due to an increase of $1.4 million on the write-off of income tax credits. Partially offsetting these increases were decreases of $1.1 million in net occupancy expense due mainly to a decline in building rental expense, $938 thousand in data processing fees due to lower fees under a new contract, and $860 thousand in employee benefits due mainly to a decline in pension expense.

On a linked-quarter basis, noninterest expense for the second quarter of 2019 increased $10.8 million or 12% from the first quarter of 2019 due in large part to the previously mentioned prepayment penalties on FHLB advances of $5.1 million. In addition, employee compensation increased $5.4 million as a result of higher commissions expense related to an increase in production and sales of mortgage loans at George Mason and other expense increased $1.3 million due primarily to increased consulting and legal expenses. Partially

United Bankshares, Inc. Announces...

July 25, 2019

Page Four

offsetting these increases were decreases of $853 thousand in employee benefits due mainly to a decline in pension expense and $783 thousand in other real estate owned (OREO) expense due to fewer declines in the values of OREO properties.

For the second quarter and first half of 2019, income tax expense was $17.5 million and $34.9 million, respectively, as compared to $19.2 million and $37.1 million, respectively, in second quarter and first half of 2018. The decreases in 2019 were mainly due to a decline in the effective tax rate due in large part to the increased benefit from income tax credits. On a linked-quarter basis, income tax expense for the second quarter of 2019 increased $201 thousand from the first quarter of 2019 mainly due to higher earnings. United’s effective tax rate was 20.7% for the second quarter of 2019, 22.5% for the second quarter of 2018 and 21.4% for the first quarter of 2019. For the first half of 2019 and 2018, United’s effective tax rate was 21.0% and 22.5%, respectively.

United’s asset quality continues to be sound. At June 30, 2019, nonperforming loans were $142.6 million, or 1.05% of loans, net of unearned income, relatively flat from nonperforming loans of $142.8 million, or 1.06% of loans, net of unearned income, at December 31, 2018. As of June 30, 2019, the allowance for loan losses was $76.4 million or 0.56% of loans, net of unearned income, as compared to $76.7 million or 0.57% of loans, net of unearned income, at December 31, 2018. Total nonperforming assets of $157.1 million, including OREO of $14.5 million at June 30, 2019, represented 0.79% of total assets as compared to nonperforming assets of $159.7 million or 0.83% at December 31, 2018.

United continues to be well-capitalized based upon regulatory guidelines. United’s estimated risk-based capital ratio is 14.3% at June 30, 2019 while its estimated Common Equity Tier 1 capital, Tier 1 capital and leverage ratios are 12.2%, 12.2% and 10.2%, respectively. The regulatory requirements for a well-capitalized financial institution are a risk-based capital ratio of 10.0%, a Common Equity Tier 1 capital ratio of 6.5%, a Tier 1 capital ratio of 8.0% and a leverage ratio of 5.0%.

As of June 30, 2019, United had consolidated assets of approximately $19.9 billion. United is the parent company of United Bank, the largest community bank headquartered in the D.C. Metro region. United Bank which comprises 139 full-service banking offices and 17 George Mason Mortgage, LLC locations, is located throughout Virginia, West Virginia, Maryland, North Carolina, South Carolina, Ohio, Pennsylvania and Washington, D.C. United’s stock is traded on the NASDAQ Global Select Market under the quotation symbol “UBSI”.

Cautionary Statements

The Company is required under generally accepted accounting principles to evaluate subsequent events through the filing of its June 30, 2019 consolidated financial statements on Form 10-Q. As a result, the Company will continue to evaluate the impact of any subsequent events on critical accounting assumptions and estimates made as of June 30, 2019 and will adjust amounts preliminarily reported, if necessary.

United Bankshares, Inc. Announces...

July 25, 2019

Page Five

Use of non-GAAP Financial Measures

This press release contains certain financial measures that are not recognized under U.S. generally accepted accounting principles (“GAAP”). Generally, United has presented these “non-GAAP” financial measures because it believes that these measures provide meaningful additional information to assist in the evaluation of United’s results of operations or financial position. Presentation of these non-GAAP financial measures is consistent with how United’s management evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the banking industry.

Specifically, this press release contains certain references to financial measures identified as tax-equivalent (FTE) net interest income, tangible equity, return on tangible equity and tangible book value per share. Management believes these non-GAAP financial measures to be helpful in understanding United’s results of operations or financial position.

Net interest income is presented in this press release on a tax-equivalent basis. The tax-equivalent basis adjusts for the tax-favored status of income from certain loans and investments. Although this is a non-GAAP measure, United’s management believes this measure is more widely used within the financial services industry and provides better comparability of net interest income arising from taxable and tax-exempt sources. United uses this measure to monitor net interest income performance and to manage its balance sheet composition. The tax-equivalent adjustment combines amounts of interest income on federally nontaxable loans and investment securities using the statutory federal income tax rate of 21%.

Tangible common equity is calculated as GAAP total shareholders’ equity minus total intangible assets. Tangible common equity can thus be considered the most conservative valuation of the company. Tangible common equity is also presented on a per common share basis and considering net income, a return on average tangible equity. Management provides these amounts to facilitate the understanding of as well as to assess the quality and composition of United’s capital structure. By removing the effect of intangible assets that result from merger and acquisition activity, the “permanent” items of common equity are presented. These measures, along with others, are used by management to analyze capital adequacy and performance.

Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as reconciliation to that comparable GAAP financial measure can be found in the attached financial information tables to this press release. Investors should recognize that United’s presentation of these non-GAAP financial measures might not be comparable to similarly titled measures at other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and United strongly encourages a review of its condensed consolidated financial statements in their entirety.

Forward-Looking Statements

This press release contains certain forward-looking statements, including certain plans, expectations, goals and projections, which are subject to numerous assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such statements for a variety of factors including: changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies; the nature and extent of governmental actions and reforms; and rapidly changing technology and evolving banking industry standards.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

FINANCIAL SUMMARY

(In Thousands Except for Per Share Data)

	Three Months Ended		Six Months Ended
	June 30 2019	June 30 2018	June 30 2019	June 30 2018

EARNINGS SUMMARY:
Interest income	$199,245	$178,000	$388,342	$345,185
Interest expense	48,692	28,878	93,621	52,020

Net interest income	150,553	149,122	294,721	293,165
Provision for loan losses	5,417	6,204	10,413	11,382
Noninterest income	39,795	36,007	71,018	67,199
Noninterest expenses	100,195	93,410	189,620	183,862

Income before income taxes	84,736	85,515	165,706	165,120
Income taxes	17,529	19,241	34,857	37,140

Net income	$67,207	$66,274	$130,849	$127,980

PER COMMON SHARE:
Net income:
Basic	$0.66	$0.63	$1.28	$1.22
Diluted	0.66	0.63	1.28	1.22
Cash dividends	$0.34	$0.34	0.68	0.68
Book value			32.70	31.12
Closing market price			$37.09	$36.40
Common shares outstanding:
Actual at period end, net of treasury shares			101,963,030	104,203,542
Weighted average- basic	101,773,643	104,682,910	101,833,880	104,770,681
Weighted average- diluted	102,047,845	104,952,788	102,099,809	105,058,014

FINANCIAL RATIOS:
Return on average assets	1.38%	1.42%	1.36%	1.39%
Return on average shareholders’ equity	8.12%	8.11%	8.00%	7.88%
Return on average tangible equity (non-GAAP) (1)	14.90%	15.14%	14.78%	14.72%
Average equity to average assets	17.02%	17.51%	17.02%	17.58%
Net interest margin	3.53%	3.67%	3.50%	3.64%

	June 30 2019	June 30 2018	December 31 2018	March 31 2019

PERIOD END BALANCES:
Assets	$19,882,539	$19,207,603	$19,250,498	$19,645,133
Earning assets	17,548,123	16,852,952	16,971,602	17,305,050
Loans, net of unearned income	13,635,266	13,516,629	13,422,222	13,572,703
Loans held for sale	370,593	285,194	249,846	245,763
Investment securities	2,563,262	2,266,303	2,543,727	2,592,590
Total deposits	14,404,085	13,830,766	13,994,749	14,159,397
Shareholders’ equity	3,333,858	3,242,565	3,251,624	3,286,891

Note: (1) See information under the “Selected Financial Ratios” table for a reconciliation of non-GAAP measure.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Statements of Income
	Three Months Ended			Six Months Ended
	June 2019	June 2018	March 2019	June 2019	June 2018
Interest & Loan Fees Income (GAAP)	$199,245	$178,000	$189,097	$388,342	$345,185
Tax equivalent adjustment	977	1,115	993	1,970	2,219

Interest & Fees Income (FTE) (non-GAAP)	200,222	179,115	190,090	390,312	347,404
Interest Expense	48,692	28,878	44,929	93,621	52,020

Net Interest Income (FTE) (non-GAAP)	151,530	150,237	145,161	296,691	295,384

Provision for Loan Losses	5,417	6,204	4,996	10,413	11,382

Non-Interest Income:
Fees from trust services	3,438	3,104	3,264	6,702	6,195
Fees from brokerage services	2,766	1,953	2,524	5,290	4,177
Fees from deposit services	8,464	8,420	8,053	16,517	16,650
Bankcard fees and merchant discounts	1,102	1,479	1,156	2,258	2,835
Other charges, commissions, and fees	576	599	521	1,097	1,108
Income from bank-owned life insurance	1,326	1,271	1,827	3,153	2,525
Income from mortgage banking activities	21,704	18,692	13,681	35,385	33,262
Net gains (losses) on investment securities	109	(55)	(159)	(50)	(540)
Other non-interest revenue	310	544	356	666	987

Total Non-Interest Income	39,795	36,007	31,223	71,018	67,199

Non-Interest Expense:
Employee compensation	44,301	43,120	38,949	83,250	83,956
Employee benefits	8,578	9,298	9,431	18,009	18,869
Net occupancy	8,667	9,076	8,751	17,418	18,503
Data processing	5,567	5,817	5,162	10,729	11,667
Amortization of intangibles	1,754	2,010	1,754	3,508	4,020
OREO expense	633	556	1,416	2,049	1,502
Equipment expense	3,675	3,279	3,315	6,990	6,436
FDIC insurance expense	3,300	2,842	3,300	6,600	4,690
Prepayment penalties on FHLB borrowings	5,105	0	0	5,105	0
Other expenses	18,615	17,412	17,347	35,962	34,219

Total Non-Interest Expense	100,195	93,410	89,425	189,620	183,862

Income Before Income Taxes (FTE) (non-GAAP)	85,713	86,630	81,963	167,676	167,339

Tax equivalent adjustment	977	1,115	993	1,970	2,219

Income Before Income Taxes (GAAP)	84,736	85,515	80,970	165,706	165,120

Taxes	17,529	19,241	17,328	34,857	37,140

Net Income	$67,207	$66,274	$63,642	$130,849	$127,980

MEMO: Effective Tax Rate	20.69%	22.50%	21.40%	21.04%	22.49%

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Balance Sheets

	June 30 2019 Q-T-D Average	June 30 2018 Q-T-D Average	June 30 2019	December 31 2018	June 30 2018
Cash & Cash Equivalents	$955,838	$837,329	$1,253,573	$1,020,396	$1,092,926

Securities Available for Sale	2,396,501	2,092,862	2,345,791	2,337,039	2,060,927
Held to Maturity Securities	7,315	20,395	6,461	19,999	20,378
Equity Securities	13,082	10,314	9,098	9,734	9,664
Other Investment Securities	198,432	168,778	201,912	176,955	175,334

Total Securities	2,615,330	2,292,349	2,563,262	2,543,727	2,266,303

Total Cash and Securities	3,571,168	3,129,678	3,816,835	3,564,123	3,359,229

Loans held for sale	285,366	209,836	370,593	249,846	285,194

Commercial Loans	9,504,143	9,847,720	9,525,321	9,447,420	9,875,623
Mortgage Loans	3,038,958	2,655,389	3,050,786	2,979,787	2,782,735
Consumer Loans	1,065,490	847,949	1,063,839	1,002,325	870,650

Gross Loans	13,608,591	13,351,058	13,639,946	13,429,532	13,529,008

Unearned income	(5,241)	(13,523)	(4,680)	(7,310)	(12,379)

Loans, net of unearned income	13,603,350	13,337,535	13,635,266	13,422,222	13,516,629

Allowance for Loan Losses	(76,682)	(76,773)	(76,400)	(76,703)	(77,135)

Goodwill	1,478,014	1,478,195	1,478,014	1,478,014	1,478,014
Other Intangibles	34,386	42,058	33,439	36,947	40,966

Total Intangibles	1,512,400	1,520,253	1,511,453	1,514,961	1,518,980

Operating Lease Right-of-Use Asset	63,503	0	63,113	0	0
Other Real Estate Owned	16,264	22,263	14,469	16,865	21,926
Other Assets	540,485	569,592	547,210	559,184	582,780

Total Assets	$19,515,854	$18,712,384	$19,882,539	$19,250,498	$19,207,603

MEMO: Interest-earning Assets	$17,197,989	$16,412,229	$17,548,123	$16,971,602	$16,852,952

Interest-bearing Deposits	$9,753,724	$9,210,282	$10,073,420	$9,577,934	$9,498,926
Noninterest-bearing Deposits	4,240,050	4,255,840	4,330,665	4,416,815	4,331,840

Total Deposits	13,993,774	13,466,122	14,404,085	13,994,749	13,830,766

Short-term Borrowings	136,230	208,058	122,159	351,327	199,507
Long-term Borrowings	1,879,154	1,659,613	1,783,567	1,499,103	1,794,641

Total Borrowings	2,015,384	1,867,671	1,905,726	1,850,430	1,994,148

Operating Lease Liability	67,240	0	66,821	0	0
Other Liabilities	118,469	102,492	172,049	153,695	140,124

Total Liabilities	16,194,867	15,436,285	16,548,681	15,998,874	15,965,038

Preferred Equity	0	0	0	0	0
Common Equity	3,320,987	3,276,099	3,333,858	3,251,624	3,242,565

Total Shareholders’ Equity	3,320,987	3,276,099	3,333,858	3,251,624	3,242,565

Total Liabilities & Equity	$19,515,854	$18,712,384	$19,882,539	$19,250,498	$19,207,603

MEMO: Interest-bearing Liabilities	$11,769,108	$11,077,953	$11,979,146	$11,428,364	$11,493,074

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended			Six Months Ended
Quarterly/Year-to-Date Share Data:	June 2019	June 2018	March 2019	June 2019	June 2018

Earnings Per Share:
Basic	$0.66	$0.63	$0.62	$1.28	$1.22
Diluted	$0.66	$0.63	$0.62	$1.28	$1.22

Common Dividend Declared Per Share:	$0.34	$0.34	$0.34	$0.68	$0.68

High Common Stock Price	$39.88	$38.80	$39.14	$39.88	$38.80
Low Common Stock Price	$35.42	$33.40	$30.67	$30.67	$33.40

Average Shares Outstanding (Net of Treasury Stock):
Basic	101,773,643	104,682,910	101,894,786	101,833,880	104,770,681
Diluted	102,047,845	104,952,788	102,162,704	102,099,809	105,058,014

Memorandum Items:

Common Dividends	$34,688	$35,584	$34,759	$69,447	$71,332

Dividend Payout Ratio	51.61%	53.69%	54.62%	53.07%	55.74%

EOP Share Data:			June 30 2019	June 30 2018	March 31 2019

Book Value Per Share			$32.70	$31.12	$32.19
Tangible Book Value Per Share (non-GAAP) (1)			$17.87	$16.54	$17.37

52-week High Common Stock Price			$39.95	$40.45	$39.95
Date			08/21/18	07/03/17	08/21/18
52-week Low Common Stock Price			$29.13	$31.70	$29.13
Date			12/27/18	09/07/17	12/27/18
EOP Shares Outstanding (Net of Treasury Stock):			101,963,030	104,203,542	102,118,029

Memorandum Items:

EOP Employees (full-time equivalent)			2,212	2,300	2,216

Note:
(1) Tangible Book Value Per Share:
Total Shareholders’ Equity (GAAP)			$3,333,858	$3,242,565	$3,286,891
Less: Total Intangibles			(1,511,453)	(1,518,980)	(1,513,207)

Tangible Equity (non-GAAP)			$1,822,405	$1,723,585	$1,773,684
÷ EOP Shares Outstanding (Net of Treasury Stock)			101,963,030	104,203,542	102,118,029
Tangible Book Value Per Share (non-GAAP)			$17.87	$16.54	$17.37

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended			Six Months Ended
Selected Yields and Net Interest Margin:	June 2019	June 2018	March 2019	June 2019	June 2018

Net Loans	5.10%	4.76%	4.91%	5.01%	4.70%
Investment Securities	2.90%	2.73%	2.93%	2.91%	2.63%
Money Market Investments/FFS	2.81%	2.14%	3.20%	3.00%	2.08%
Average Earning Assets Yield	4.67%	4.37%	4.54%	4.60%	4.28%
Interest-bearing Deposits	1.46%	0.83%	1.37%	1.41%	0.75%
Short-term Borrowings	1.79%	0.89%	1.61%	1.69%	0.72%
Long-term Borrowings	2.70%	2.26%	2.77%	2.73%	2.20%
Average Liability Costs	1.66%	1.05%	1.58%	1.62%	0.95%
Net Interest Spread	3.01%	3.32%	2.96%	2.98%	3.33%
Net Interest Margin	3.53%	3.67%	3.46%	3.50%	3.64%

Selected Financial Ratios:

Return on Average Assets	1.38%	1.42%	1.34%	1.36%	1.39%
Return on Average Common Equity	8.12%	8.11%	7.88%	8.00%	7.88%
Return on Average Tangible Equity (non- GAAP) (1)	14.90%	15.14%	14.64%	14.78%	14.72%
Efficiency Ratio	52.64%	50.46%	50.99%	51.85%	51.02%

Note:

(1) Return on Average Tangible Equity:
(a) Net Income (GAAP)	$67,207	$66,274	$63,642	$130,849	$127,980

(b) Number of days	91	91	90	181	181

Average Total Shareholders’ Equity (GAAP)	$3,220,987	$3,276,099	$3,276,822	$3,299,061	$3,274,639
Less: Average Total Intangibles	(1,512,400)	(1,520,253)	(1,514,168)	(1,513,279)	(1,521,323)
(c) Average Tangible Equity (non-GAAP)	$1,808,587	$1,755,846	$1,762,654	$1,785,782	$1,753,316

Return on Tangible Equity (non-GAAP) [(a) / (b)] x 365 / (c)	14.90%	15.14%	14.64%	14.78%	14.72%

	June 30 2019		June 30 2018		March 31 2019		December 31 2018
Loan / Deposit Ratio	94.66%		97.73%		95.86%		95.91%
Allowance for Loan Losses/ Loans, net of unearned income	0.56%		0.57%		0.57%		0.57%
Allowance for Credit Losses (1)/ Loans, net of unearned income	0.57%		0.58%		0.58%		0.58%
Nonaccrual Loans / Loans, net of unearned income	0.52%		0.55%		0.47%		0.51%
90-Day Past Due Loans/ Loans, net of unearned income	0.09%		0.12%		0.11%		0.11%
Non-performing Loans/ Loans, net of unearned income	1.05%		1.12%		1.00%		1.06%
Non-performing Assets/ Total Assets	0.79%		0.90%		0.78%		0.83%
Primary Capital Ratio	17.09%		17.21%		17.06%		17.23%
Shareholders’ Equity Ratio	16.77%		16.88%		16.73%		16.89%
Price / Book Ratio	1.13	x	1.17	x	1.13	x	0.98	x
Price / Earnings Ratio	14.08	x	14.41	x	14.54	x	12.71	x

Note:

(1) Includes allowances for loan losses and lending-related commitments.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended			Six Months Ended
Mortgage Banking Data – George Mason:	June 2019	June 2018	March 2019	June 2019	June 2018
Applications	$1,278,000	$1,195,000	$866,000	$2,144,000	$2,344,000
Loans originated	801,926	874,493	454,588	1,256,514	1,448,225
Loans sold	$680,986	$784,727	$457,192	$1,138,178	$1,401,678
Purchase money % of loans closed	81%	83%	86%	83%	80%
Realized gain on sales and fees as a % of loans sold	2.89%	2.62%	3.07%	2.96%	2.62%
Net interest income	$111	$264	$55	$166	$640
Other income	23,501	23,468	16,106	39,607	38,351
Other expense	18,771	21,225	14,842	33,613	39,609
Income taxes	1,004	564	282	1,286	(139)
Net income	$3,837	$1,943	$1,037	$4,874	$(479)

Period End Mortgage Banking Data – George Mason:	June 2019	June 2018	December 2018	March 2019
Locked pipeline	$305,843	$221,317	$122,677	$223,657

Asset Quality Data:	June 2019	June 2018	December 2018	March 2019
EOP Non-Accrual Loans	$71,123	$74,114	$68,544	$63,402
EOP 90-Day Past Due Loans	12,729	16,422	14,851	15,572
EOP Restructured Loans (1)(2)	58,750	60,384	59,425	56,778

Total EOP Non-performing Loans	$142,602	$150,920	$142,820	$135,752

EOP Other Real Estate Owned	14,469	21,926	16,865	17,465

Total EOP Non-performing Assets	$157,071	$172,846	$159,685	$153,217

	Three Months Ended			Six Months Ended
Allowance for Loan Losses:	June 2019	June 2018	March 2019	June 2019	June 2018
Beginning Balance	$76,886	$76,653	$76,703	$76,703	$76,627
Provision for Loan Losses	5,417	6,204	4,996	10,413	11,382

	82,303	82,857	81,699	87,116	88,009
Gross Charge-offs	(7,588)	(7,712)	(6,414)	(14,002)	(13,570)
Recoveries	1,685	1,990	1,601	3,286	2,696

Net Charge-offs	(5,903)	(5,722)	(4,813)	(10,716)	(10,874)

Ending Balance	$76,400	$77,135	$76,886	$76,400	$77,135
Reserve for lending-related commitments	1,752	927	1,461	1,752	927

Allowance for Credit Losses (3)	$78,152	$78,062	$78,347	$78,152	$78,062

Notes:

(1)

Restructured loans with an aggregate balance of $48,586, $46,652, $47,459 and $48,899 at June 30, 2019, June 30, 2018, March 31, 2019 and December 31, 2018, respectively, were on nonaccrual status, but are not included in “EOP Non-Accrual Loans” above.

(2)	Restructured loans with an aggregate balance of $265 and $690 at March 31, 2019 and December 31, 2018, respectively, were 90 days or more past due, but are not included in “EOP 90-Day Past Due Loans.”
(3)	Includes allowances for loan losses and lending-related commitments.